AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             ACCEL MERGER SUB, INC.
                       ACCEL INTERNATIONAL CORPORATION,
                    ALLEGIANCE INSURANCE MANAGERS LTD., AND
                    GERALD H. PASTOR, THOMAS RENWICK, ET AL.


                                JANUARY 11, 2000

     1.   DEFINITIONS                                                      1
     2.   MERGER OF ACQUIROR INTO THE COMPANY; CLOSING                     9
               2.1  EFFECTIVENESS OF AGREEMENT                             9
               2.2  THE MERGER; EFFECTIVE TIME                             9
               2.3  CERTIFICATE OF INCORPORATION; BY-LAWS                  10
               2.4  DIRECTORS AND OFFICERS                                 10
               2.5  CONVERSION OF AIM STOCK                                10
               2.6  MERGER CONSIDERATION                                   10
               2.7  CLOSING                                                12
               2.8  CLOSING OBLIGATIONS                                    12
               2.9  EARN OUT OF ADDITIONAL BUYER COMMON STOCK              13
               2.10 FORFEITURE OF SHARES                                   15
               2.11 SETTLEMENT ACCOUNT SHARES                              16
               2.12 FINANCIAL COVENANT AND SHAREHOLDERS' OPTION TO RESCIND
                    TRANSACTION                                            17
     3.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS                   18
               3.1  ORGANIZATION AND GOOD STANDING                         18
               3.2  AUTHORITY; NO CONFLICT                                 19
               3.3  CAPITALIZATION                                         20
               3.4  FINANCIAL STATEMENTS                                   20
               3.5  BOOKS AND RECORDS                                      21
               3.6  TITLE TO PROPERTIES; ENCUMBRANCES                      21
               3.7  CONDITION AND SUFFICIENCY OF ASSETS                    21
               3.8  ACCOUNTS RECEIVABLE                                    22
               3.9  NO UNDISCLOSED LIABILITIES                             22
               3.10 TAXES                                                  22
               3.11 NO MATERIAL ADVERSE CHANGE                             23
               3.12 EMPLOYEE BENEFITS                                      23
               3.13 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                    AUTHORIZATIONS                                         23
               3.14 LEGAL PROCEEDINGS; ORDERS                              25
               3.15 ABSENCE OF CERTAIN CHANGES AND EVENTS                  26
               3.16 CONTRACTS; NO DEFAULTS                                 27
               3.17 INSURANCE                                              30
               3.18 ENVIRONMENTAL MATTERS                                  31
               3.19 EMPLOYEES                                              32
               3.20 LABOR RELATIONS; COMPLIANCE                            33
               3.21 INTELLECTUAL PROPERTY                                  33
               3.22 CERTAIN PAYMENTS                                       36
               3.23 RELATIONSHIPS WITH RELATED PERSONS                     37
               3.24 BROKERS OR FINDERS                                     37
               3.25 PRIVATE OFFERING REPRESENTATIONS                       37
               3.26 DISCLOSURE                                             38
     4.   REPRESENTATIONS AND WARRANTIES OF BUYER                          38
               4.2  ORGANIZATION AND GOOD STANDING                         39
               4.3  AUTHORITY; NO CONFLICT                                 39
               4.4  INVESTMENT REPRESENTATIONS OF THE BUYER                40
               4.5  CERTAIN PROCEEDINGS                                    41
               4.8  TAXES                                                  41
               4.9  BROKERS OR FINDERS                                     42
               4.10 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                    AUTHORIZATIONS                                         42
               4.11 BUYER COMMON STOCK                                     42
     5.   COVENANTS OF SHAREHOLDERS                                        43
               5.1  ACCESS AND INVESTIGATION                               43
               5.2  OPERATION OF THE BUSINESS OF THE COMPANY               43
               5.3  NEGATIVE COVENANT                                      43
               5.4  REQUIRED APPROVALS                                     44
               5.5  NOTIFICATION                                           44
               5.6  PAYMENT OF INDEBTEDNESS BY RELATED PERSONS             44
               5.7  NO NEGOTIATION                                         44
               5.8  BEST EFFORTS                                           45
               5.9  PRE-CLOSING TAXES                                      45
     6.   COVENANTS OF BUYER                                               45
               6.1  COVENANTS PRIOR TO CLOSING                             45
     7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE              48
               7.1  ACCURACY OF REPRESENTATIONS                            49
               7.2  SHAREHOLDERS' PERFORMANCE                              49
               7.3  CONSENTS                                               49
               7.4  ADDITIONAL DOCUMENTS                                   49
               7.5  NO PROCEEDINGS                                         49
               7.6  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS    50
               7.7  NO PROHIBITION                                         50
               7.8  EMPLOYMENT AGREEMENTS                                  50
     8.   CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATION TO CLOSE        50
               8.1  ACCURACY OF REPRESENTATIONS                            50
               8.2  BUYER'S PERFORMANCE                                    50
               8.3  CONSENTS                                               51
               8.4  ADDITIONAL DOCUMENTS                                   51
               8.5  NO PROCEEDINGS                                         51
     9.   TERMINATION PRIOR TO CLOSING                                     51
               9.1  TERMINATION EVENTS                                     51
               9.2  EFFECT OF TERMINATION PRIOR TO CLOSING                 52
     10.  INDEMNIFICATION; REMEDIES                                        52
               10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                    OBLIGATIONS                                            52
               10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SHAREHOLDERS 53
               10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER        53
               10.4 TIME LIMITATIONS                                       54
               10.5 LIMITATIONS ON AMOUNT - SHAREHOLDERS                   54
               10.6 LIMITATIONS ON AMOUNT - BUYER                          54
               10.7 INDEMNITY NEGOTIATIONS; STOCK OFFSET; VALUATION        55
               10.8 PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS     55
               10.9 PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS           56
     11.  GENERAL PROVISIONS                                               56
               11.1 BUYER'S BOARD OF DIRECTORS                             56
               11.2 EXPENSES                                               57
               11.3 PUBLIC ANNOUNCEMENTS                                   57
               11.4 CONFIDENTIALITY                                        57
               11.5 NOTICES                                                57
               11.6 FURTHER ASSURANCES                                     58
               11.7 WAIVER                                                 58
               11.8 ENTIRE AGREEMENT AND MODIFICATION                      59
               11.9 SCHEDULES                                              59
               11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS    59
               11.11 SEVERABILITY                                          59
               11.12 SECTION HEADINGS, CONSTRUCTION                        60
               11.13 GOVERNING LAW                                         60
               11.14 COUNTERPARTS                                          60

                      AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") is made as of January 11 , 2000, by and among Accel Merger Sub, Inc., a Delaware corporation ("Acquiror"), Accel International Corporation , a Delaware corporation and owner of all of the issued and outstanding capital stock of Acquiror ("Buyer"), Allegiance Insurance Managers, Ltd., a Connecticut corporation (the "Company"), Gerald H. Pastor, an individual resident in Simsbury, Connecticut ("Pastor"), Gerald H. Pastor, Trustee, Gerald H. Pastor Profit Sharing Plan & Trust ("Trust"), and those individuals listed on Schedule 1 hereto and made a part hereof ( all of the foregoing except Pastor and the Trust are herein collectively referred to as the "Other Shareholders," and each individually as an "Other Shareholder"). Pastor, the Trust and the Other Shareholders are collectively referred to as the "Shareholders" and each as a "Shareholder." Acquiror, Buyer, the Company and the Shareholders are referred to collectively herein as the "Parties," and each individually as a "Party."

                                RECITALS

     WHEREAS, Acquiror, Buyer, the Company and the Shareholders deem the merger of the Company into Acquiror on the terms set forth in this Agreement and Plan of Merger (the "Agreement") to be desirable and in the best interests of their respective shareholders; and

     WHEREAS, the Boards of Directors of Acquiror and the Company have approved this Agreement and directed that this Agreement and the Merger be submitted to their respective shareholders for adoption by written consent;

     NOW, THEREFORE, The parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "AIM STOCK" - as defined Section 2.5.

     "APPLICABLE CONTRACT" - any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

     "BALANCE SHEET" - as defined in Section 3.4.

     "BEST EFFORTS" - the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "BREACH" - a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any material inaccuracy in or breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was materially inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "BUYER" - as defined in the first paragraph of this Agreement.

     "BUYER COMMON STOCK" - the Common Stock, $.01 par value per share, of Buyer.

     "BUYER DISCLOSURE SCHEDULE" - the disclosure schedule delivered by Buyer to the Shareholders concurrently with the execution and delivery of this Agreement.

     "CLOSING" - as defined in Section 2.7.

     "CLOSING DATE" - the date and time as of which the Closing actually takes place.

     "COMPANY" - as defined in the first paragraph of this Agreement.

     "CONSENT" - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "CONSOLIDATED PRE-TAX EARNINGS" - the earnings of the Company computed in accordance with the annual report issued by the Company's certified public accountants.

     "CONTEMPLATED TRANSACTIONS" - all of the transactions contemplated by this Agreement, including:

          (a)  the Merger;

          (b) the execution, delivery, and performance of the Employment Agreements, the Shareholders' Releases, and the Escrow Agreement;

          (c) the performance by the Parties of their respective covenants and obligations under this Agreement; and

          (d)  Buyer's exercise of control over the Company.

     "CONTRACT" - any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "DAMAGES" - as defined in Section 10.2.

     "EFFECTIVE TIME" - as defined in Section 2.2(b).

      "EMPLOYMENT AGREEMENTS" - as defined in Section 2.8(a)(iii).

     "ENCUMBRANCE" - any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENT" - soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" - any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive
Environmental Response, Compensation, and Liability Act, 42 U.S.C.
<section> 9601 et seq., as amended ("CERCLA").

     "ENVIRONMENTAL LAW" - any Legal Requirement that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (e)  protecting resources, species, or ecological amenities;

          (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

          (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" - the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ESCROW AGENT" - as defined in Section 2.8(c).

     "ESCROW AGREEMENT" - as defined in Section 2.8(c).

     "FACILITIES" - any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

     "GAAP" - generally accepted United States accounting principles, applied, when used in reference to the Company, on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared and, when used in reference to Buyer, on a basis consistent with the basis on which the financial statements of Buyer are prepared.

     "GOVERNMENTAL AUTHORIZATION" - any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" - any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d)  multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "HAZARDOUS MATERIALS" - any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "INTELLECTUAL PROPERTY ASSETS" - as defined in Section 3.21.

      "IRC" - the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code of 1986 or any successor law.

     "IRS" - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "KNOWLEDGE" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

          (a) such individual is actually aware of such fact or other matter; or

          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

     Provided, however, that for the purposes of Article 3 of this Agreement, will be deemed to have "Knowledge" of a particular fact or matter if either subsection (a) or (b) of this definition is true, and the Other Shareholders will be deemed to have "Knowledge" of a particular fact or matter only if subsection (a) of this definition is true.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "LEGAL REQUIREMENT" - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "MERGER" - as defined in Section 2.2.

     "OCCUPATIONAL SAFETY AND HEALTH LAW" - any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "OHIO APPROVAL" - All approvals that must be obtained by Pastor under the insurance laws of the State of Ohio in connection with this Agreement or the Contemplated Transactions.

     "ORDER" - any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

          (b) such action is not required to be specifically or specially authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

     "ORGANIZATIONAL DOCUMENTS" - (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; (e) the articles of organization and operating agreement of a limited liability company; and (f) any amendment to any of the foregoing.

     "PERSON" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "PROCEEDING" - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "MERGER SHARES" - as defined in Section 2.6(a) hereof.

     "PASTOR CONSIDERATION" - as defined in Section 2.6(a)(2) hereof.

     "RECLASSIFICATION" - as defined in Section 2.6(b) hereof.

     "RELATED PERSON" - with respect to a particular individual:

          (a)  each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b) any Person that holds a Material Interest in such specified Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d)  any Person in which such specified Person holds a Material
Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f)  any Related Person of any individual described in clause
(b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "RELEASE" - any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "REPRESENTATIVE" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "REQUEST" - any written request by the Buyer pursuant to Article 3, or the Company pursuant to Article 4, for the other party to provide written materials pursuant to the Shareholder Disclosure Schedule or the Buyer Disclosure Schedule.

     "SECURITIES ACT" - the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "SECURITIES EXCHANGE ACT" - the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act of any successor law.

     "SHAREHOLDER DISCLOSURE SCHEDULE" - the disclosure schedule delivered by Shareholders to Buyer concurrently with the execution and delivery of this Agreement.

      "SHAREHOLDERS" - as defined in the first paragraph of this Agreement.

     "SHAREHOLDERS' RELEASES" - as defined in Section 2.8.

     "SHARING PERCENTAGES" - as defined in Section 2.8.

     "SUBSIDIARY" - with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

     "TAX" - any tax (including any income tax, capital gains tax, value-added tax, sales tax, use tax, property tax, payroll tax, workers compensation tax, unemployment tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

     "TAX RETURN" - any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "TERMINATION OPTION" - defined in Section 2.12.

     "THREAT OF RELEASE" - a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "THREATENED" - a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2.   MERGER OF ACQUIROR INTO THE COMPANY; CLOSING

     2.1  EFFECTIVENESS OF AGREEMENT

     This Agreement shall become legally binding and effective upon (i) approval thereof by the Boards of Directors of Acquiror, Buyer and the Company (ii) execution thereof by the Parties and (iii) approval thereof by the shareholders of Acquiror and the Company. The approvals referred to in (iii) hereof may be effected by execution of the consent forms attached hereto as Exhibits 2.1(a) and 2.1(b) or otherwise in accordance with law.

     2.2  THE MERGER; EFFECTIVE TIME

          (a) At the Effective Time (as defined in Section 2.2(b)), subject to the terms and conditions of this Agreement and in accordance with the Business Corporation Act of the State of Connecticut (the "Connecticut Corporation Law") and the General Corporation Laws of the State of Delaware (the "Delaware Corporation Law"), the Company will be merged with and into Acquiror (the "Merger"), the separate existence of the Company (except as may be continued by operation of law) will cease and Acquiror will continue as the surviving corporation ("Surviving Corporation") under the present corporate name of the Company as set forth above as a wholly-owned subsidiary of Buyer. The Merger will have the effects set forth herein and in Section 33-820 of the Connecticut Corporation Law and Section 259 of the Delaware Corporation Law.

          (b) Subject to the terms and conditions of this Agreement, the Merger will be consummated by filing a certificate of merger with the Secretary of State of the State of Connecticut, and with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the Connecticut Corporation Law and the Delaware Corporation Law, respectively. The time of such filing is referred to herein as the "Effective Time."

     2.3  CERTIFICATE OF INCORPORATION; BY-LAWS

     The Certificate of Incorporation of Acquiror, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation of the Surviving Corporation upon the Merger. The By-Laws of Acquiror, as in effect immediately prior to the Effective Time, will become the By-Laws of the Surviving Corporation upon the Merger.

     2.4  DIRECTORS AND OFFICERS

     Subject to the provisions of Section 11.1, the Board of Directors of Surviving Corporation will be those persons who constitute the Board of Directors of Acquiror immediately prior to the Effective Time. Subject to the provisions of Section 11.1, the officers of Surviving Corporation will be those persons who are the officers of Acquiror immediately prior to the Effective Time. Each such director or officer will hold office until such person's respective successor has been duly elected or appointed pursuant to the By-Laws of Surviving Corporation and the Connecticut Corporation Law.

     2.5  CONVERSION OF AIM STOCK

     At the Effective Time, by virtue of the Merger and without any further action on the part of Acquiror, the Company or the holder of any of the following securities:

          (a) Each share of Common Stock, $1.00 par value, of the Company ("AIM Stock") issued and outstanding immediately prior to the Effective Time will be converted into and become a right to receive its pro rata share of the Merger Consideration (as defined in Section 2.6).

          (b) Each share of AIM Stock that is held in the treasury of the Company, if any, immediately prior to the Effective Time will be cancelled and retired and no payment will be made with respect thereto.

          (c) Each share of Common Stock, $.01 par value, of Acquiror issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, $.01 par value, of Surviving Corporation.

     2.6  MERGER CONSIDERATION

          (a) The consideration (the "Merger Consideration") to be exchanged for the AIM Stock will be:

          (1) the issuance to the Other Shareholders in the aggregate of 529,038 shares of Buyer Common Stock at Closing in accordance with
Section 2.8(b)(i) hereof, which issuance shall be subject to the escrow of certain of such shares as described in Section 2.8 hereof, and the forfeiture provisions of Section 2.10 with respect thereto;

          (2) the issuance to Pastor and the Trust of the right to receive in the aggregate 997,038 shares of Buyer Common Stock if Pastor obtains the Ohio Approval, or the right to receive an equivalent form of consideration mutually agreeable to Pastor, the Trust and Buyer if Pastor does not obtain the Ohio Approval (together the "Pastor Consideration"). The Pastor Consideration shall be subject to the the escrow provisions of
Section 2.8 hereof, and the forfeiture provisions of Section 2.10 with respect thereto;

          (3) the issuance of such additional Buyer Common Stock as may become due to the Shareholders pursuant to Section 2.9 hereof; and

          (4) the issuance of such settlement account shares as may become due to the Shareholders pursuant to Section 2.11 hereof.

All of the shares of Buyer Common Stock to be issued to the Shareholders pursuant to this Agreement (whether at or subsequent to the Closing) shall be referred to as the "Merger Shares."

          (b) The number of Merger Shares issuable to the Shareholders pursuant to the provisions of Section 2.9 and Section 2.11 hereof, or held pursuant to escrow pursuant to Section 2.8 hereof and ultimately issued to the Shareholders pursuant to the terms of such Section, shall be subject to adjustment (increase or decrease) in the event of any stock dividends, stock splits, reverse stock splits, combinations of shares and similar re-capitalizations declared by Buyer on or before the date of their actual issuance to the Shareholders in the same manner and with the same effect as if such Merger Shares had been issued and outstanding in the hands of the Shareholders as of the date of declaration of such dividend, stock split, reverse stock split, combination of shares or similar re-capitalization. In the event that the Buyer shall declare any stock dividends (of securities other than Buyer Common Stock), shall effect a spin-off, split-up, reclassification, combination of Buyer Common Stock with other securities, or exchange of Buyer Common Stock for other securities, or any similar transaction (a "Reclassification"), then, in such case, upon the date of any subsequent issuance of Merger Shares pursuant to Section 2.9 or 2.11 hereof, the Shareholders shall be entitled to receive pursuant to this Agreement, without the payment of any additional consideration therefor, the amount of Buyer Common Stock and other securities and property that the holders of the Merger Shares would have received had they held such Shares immediately prior to the first to occur of the date of declaration, effective or record date of the Reclassification.

          (c) Pastor represents that for a three year period after his initial receipt of the Merger Shares, he will not voluntarily transfer the shares he so receives.

     Whenever in this Agreement the calculation resulting in Merger Shares to be issued shall result in one or more fractional shares, no fractional shares shall be issued, and no payment in lieu thereof shall be made. All such calculations of Merger Shares shall be rounded up or down (as appropriate) to the next nearest whole Merger Share.

     2.7  CLOSING

     The closing of the Merger (the "Closing") provided for in this Agreement will take place at the offices of Day, Berry & Howard LLP, CityPlace I, Hartford, Connecticut, at 10:00 a.m. (local time) on January 14, 2000 or at such other time and place as the Parties may agree. Subject to the provisions of Section 9, failure to consummate the Merger provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.7 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     2.8  CLOSING OBLIGATIONS

At the Closing:

          (a)  Shareholders will deliver to Buyer:

               (i) certificates representing the AIM Stock, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for cancellation;

               (ii) releases in the form of Exhibit 2.8(a)(ii) executed by Shareholders (collectively, "Shareholders' Releases");

               (iii) employment agreements in the form of Exhibits 2.8(a)(iii) (A) and (B) executed by Pastor and Thomas Renwick, a
Shareholder, respectively (collectively, "Employment Agreements"); and

               (iv) a certificate executed by Shareholders representing and warranting to Buyer that each of Shareholders' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

          (b)  Buyer will deliver to Shareholders:

               (i) certificates for 264,519 of the Merger Shares, registered in the names of the respective Other Shareholders in accordance with the percentages set forth opposite their names on Exhibit 2 .8(b)(i) (the "Sharing Percentages");

               (ii) a certificate executed by Buyer representing and warranting to Shareholders that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

               (iii) the Employment Agreements, executed by Buyer.

          (c) Buyer and Shareholders will enter into an escrow agreement in the form of Exhibit 2.8(c) (the "Escrow Agreement") with Andrew I. Bronfman, Esq. as escrow agent (the "Escrow Agent"), Buyer will deliver to the Escrow Agent certificates for 264,519 of the Merger Shares, registered in the names of the respective Other Shareholders in accordance with their Sharing Percentages, and Other Shareholders will deliver to the Escrow Agent duly executed stock powers, executed in blank, with respect to said 264,519 Merger Shares. When determined pursuant to Section 2.6 hereof, one-half of the Pastor Consideration shall be delivered by Buyer to the Escrow Agent and be subject to the terms contained in the Escrow Agreement.

     2.9  EARN OUT OF ADDITIONAL BUYER COMMON STOCK

          (a) Buyer will issue up to an additional 2,180,110 shares of Buyer Common Stock to Shareholders in the amounts specified below if Buyer achieves adjusted Consolidated Pre-Tax Earnings, computed in accordance with GAAP, on a cumulative basis from October 1, 1999 through December 31, 2005 at the levels set forth in the following table. Consolidated Pre-Tax Earnings will be computed each year in accordance with GAAP, but will then be adjusted by increasing them by amounts, if any, determined in accordance with Section 2.9(b) and (c) for the purpose of determining whether earnings levels set forth in the following table have been achieved. The foregoing computation will be made as soon as is practicable following the close of each fiscal year, but not later than 90 days following the close of any fiscal year. Certificates representing the shares to be issued shall be promptly issued after such computation is made.

Cumulative     Adjusted Cumulative Pre-tax Earnings*
Additional               ($ in thousands)
Shares
Issued*
              2001      2002      2003      2004      2005
218,011    $ 4,000   $ 4,000   $ 4,000   $ 4,000   $ 4,000
436,022      5,500     5,500     5,500     5,500     5,500
654,033                9,500     9,500     9,500     9,500
872,044               10,500    10,500    10,500    10,500
1,090,055                       15,500    15,500    15,500
1,308,066                       17,000    17,000    17,000
1,526,077                                 23,500    23,500
1,744,088                                 25,000    25,000
1,962,099                                           33,000
2,180,110                                           35,000


* Cumulative from 10/1/1999

     The additional shares issuable each year will equal the shares indicated for the earnings level for each such year, less the number of additional shares actually issued with respect to prior years. As an example, for purposes of illustration: (i) if Buyer achieves adjusted cumulative Consolidated Pre-Tax Earnings by December 31, 2001 of $5,500,000, then 436,022 additional shares will become issuable; (ii) if Buyer achieves adjusted cumulative Consolidated Pre-Tax Earnings by December 31, 2002 of $9,500,000, then the additional shares issuable for 2002 will be 654,033 minus the 436,022 shares issuable for the year ended December 31, 2001, or 218,011 additional shares; and (iii) if Buyer achieves adjusted cumulative Consolidated Pre-Tax Earnings by December 31, 2003 of $17,000,000, then the additional shares issuable for 2003 will be 1,308,066 minus the sum of the 436,022 shares issuable for 2001 and the 218,011 shares issuable for 2002, or 654,033 additional shares.

          In addition, if Pastor's Employment Agreement is terminated pursuant to its Section 11(a), 11(c) or (d) thereof at any time, then, for purposes of this Section, it shall be assumed that for the year of employment termination and for each subsequent year to and including the year 2005, the full amount of Adjusted Cumulative Pre-Tax Earnings to be achieved each year for additional shares to be issued to all Shareholders was achieved, with the additional shares to be issued on account of such achievement distributed at the same time, in the same manner and in the same amounts as is provided in this Section for the distribution of such additional shares.

          (b) Buyer will calculate for each year during the period from October 1, 1999 through December 31, 2005 (with the first period consisting of 15 months from October 1, 1999 to December 31, 2000 and each subsequent period consisting of 12 months) on a cumulative basis an amount (the "Settlement Account") which will equal the sum of : (i) amounts paid for judgments and settlements with respect to law suits against Buyer and Buyer's Subsidiary relating to activities occurring prior to October 1, 1999 ; (ii) the excess of losses on insurance policies of Buyer's Subsidiary in force on or before September 30, 1999 over the premiums to be earned on such policies after September 30, 1999 ; and (iii) any losses and allocated loss adjustment expense ("ALAE") developed on insurance policies issued by Buyer's Subsidiary which have occurrence dates prior to October 1, 1999. Such amount shall be reduced by the cumulative amount of any liabilities of the Company that were not disclosed at or prior to closing that become a fixed and payable liability during this period, but only if such liabilities in toto, exceed One Hundred Thousand Dollars ($100,000). The amount of the Settlement Account will be calculated on a cumulative basis each year and added to the adjusted cumulative Consolidated Pre-Tax Earnings computed in accordance with GAAP for purposes of determining whether specified earnings levels have been achieved for any year specified in the table in
Section 2.10(a). As an example, for purposes of illustration, if the cumulative net charges minus credits to the settlement account were 2,500,000 at December 31, 2001, then Buyer would achieve the second level of $5,500,000 in the table for the 15-month period ended December 31, 2001 if its cumulative consolidated pre-tax GAAP earnings for the fifteen month period ended December 31, 2001 were at least $3,000,000 after reductions for the payments, losses and costs included in the Settlement Account

          (c)  If, at any time after the Closing,

               (i) the Buyer shall experience the loss of one or more licenses to conduct business in any jurisdiction in which it was conducting business as of the Closing Date; and

               (ii) if such loss of license occurred because the capital of the Buyer then or previously decreased below the minimum capitalization required by such jurisdiction(s); and

               (iii) if the reduction of the capital of the Buyer occurred, entirely or substantially, because of certain judgments or losses includable in the Settlement Account pursuant to Subsection 2.9(b)(i), (ii) or (iii), above),

               (iv) then the value of the license(s) lost as a result of the foregoing shall be credited to the Settlement Account. For purposes hereof, the value of each such license is agreed to be $100,000.

          (d) Any such additional Merger Shares will be issued to Shareholders in accordance with the Sharing Percentages within one hundred twenty (120) days after the end of each year in which they become issuable in accordance with the foregoing provisions of this Section.

          (e) Notwithstanding the foregoing, if Pastor does not obtain the Ohio Approval, Pastor and the Trust shall receive an equivalent consideration mutually agreed to by Pastor, the Trust and Buyer.

     2.10 FORFEITURE OF SHARES

          (a) Notwithstanding anything to the contrary in the preceding Sections, if Buyer's adjusted Consolidated Pre-Tax Earnings on a cumulative basis from October 1, 1999 through December 31, 2002 are less than $5,000,000, then Shareholders will forfeit and return to Buyer without any payment from Buyer the aggregate of the Merger Shares or Pastor Consideration held under the Escrow Agreement, with each Shareholder forfeiting and returning its Sharing Percentage of the aggregate. For purposes of this determination, Consolidated Pre-Tax Earnings will first be computed in accordance with GAAP on a cumulative basis for that period, and then will be adjusted by increasing them by the amount, if any, of the net charges to Settlement Account through December 31, 2002. Consolidated Pre-Tax Earnings for these purposes will not include any good will charges relating to this Merger.

          (b) Notwithstanding anything to the contrary in the preceding Sections, if Pastor voluntarily terminates his employment with Buyer under the Pastor Employment Agreement prior to January 1, 2003 for other than Good Reason as defined in such Employment Agreement; or if Buyer terminates Pastor's employment with Buyer for "Cause" as defined in the Pastor Employment Agreement prior to January 1, 2003, then Pastor will forfeit and return to Buyer without any payment from Buyer the number of the Merger Shares or Pastor Consideration held under the Escrow Agreement that are allocable to Pastor in accordance with his Sharing Percentage.

          (c) Any of the Merger Shares and Pastor Consideration held under the Escrow Agreement that have not become subject to forfeiture and returned to Buyer prior to January 1, 2003, will immediately thereafter be distributed by Escrow Agent to the Shareholders in accordance with the Sharing Percentages.

     2.11 SETTLEMENT ACCOUNT SHARES

          (a) The Buyer has agreed that, under certain circumstances, the Buyer will, after December 31, 2005, issue to the Shareholders a number of additional Merger Shares calculated in accordance with the following assumptions and provisions:

               (i) The Parties assume that the Company will have a tangible net worth deficit of no more than $500,000 at the Closing Date.

               (ii) For purposes of the calculation under this Section 2.11, the stockholders of Buyer immediately prior to the Closing will be deemed to have a credit of $2,833,333; provided, however, that if the Company's tangible net worth deficit at the Closing Date is less than $500,000 that credit will be decreased proportionately, and if such tangible net worth deficit is more than $500,000, that credit will be increased proportionately. The credit after any such adjustment is referred to as the "Buyer Credit."

               (iii) Shareholders' presumed ownership of shares of Buyer Common Stock at December 31, 2005 will be calculated as the sum of (i) the 1,526,076 shares initially issued under Section 2.8, adjusted for any stock dividends, stock splits, reverse stock splits, combinations of shares and similar re-capitalizations declared by Buyer before January 1, 2006 and (ii) any additional shares issued to Shareholders under Section 2.9, minus any shares forfeited and returned to Buyer under Section 2.10 (the "Presumed Ownership"). The Shareholders' percentage ownership ("Shareholders' Percentage") will then be calculated by dividing the total shares of Buyer Common Stock outstanding at December 31, 2005 by Shareholders' Presumed Ownership of Buyer Common Stock.

               (iv) As soon as practicable after December 31, 2005, the Buyer will determine the amount in the Settlement Account as of that date. If the amount exceeds the Buyer Credit, the excess, after reduction for taxes at the current corporate tax rate for the year ended December 31, 2005 The "Excess Amount" will be used to calculate an additional number of Merger Shares which Buyer will issue to Shareholders to compensate them for their share of the Excess Amount in accordance with the following formula: (i) The Excess Amount will be divided by the Shareholders' Percentage and the resulting number will be divided by the difference between 100% and the Shareholders' Percentage; then (ii) the number resulting from that formula will be divided by 2.567 in order to arrive at the number of additional Merger Shares issuable to Shareholders under this Section.

     As an example, for purposes of illustration, if the amount of the Buyer Credit were $2,833,333 and the amount of the Settlement Account at December 31, 2005 were $4,833,333, the Excess Amount would be $2,000,000, which would be reduced by corporate taxes to $1,300,000. Assume that Shareholders' Percentage at December 31, 2005 is 20%. Shareholders have in effect already suffered 20% of the loss represented by the Excess Amount and the other stockholders of Buyer have suffered 80%. Shareholders are to be compensated for 20% of that loss (20% of $1,300,000) or $260,000. When Buyer compensates them for that loss with new shares, it is in effect partially using their interest in Buyer because Shareholders own 20% of Buyer, so the amount for which they receive compensation should be grossed up by dividing the loss by the percentage of outstanding shares owned by the other stockholders, so the figure of $260,000 would be divided by 80% to arrive at a resulting figure of $325,000. That amount in turn would be divided by 2.567 to calculate the number of additional shares to be issued to Shareholders under this Section, which in this example would be 126,607 shares of Merger Stock.

          (b) Any such additional shares of Buyer Common Stock will be issued to Shareholders in accordance with the Sharing Percentages within one hundred twenty (120) days after December 31, 2005.

          (c) Notwithstanding the foregoing, if Pastor does not obtain the Ohio Approval, Pastor and the Trust shall receive an equivalent consideration mutually agreed to by Pastor, the Trust and Buyer.

     2.12 FINANCIAL COVENANT AND SHAREHOLDERS' OPTION TO RESCIND
TRANSACTION

     The Buyer and the Shareholders have contemplated that Pastor will be authorized and charged with growing the business of the Buyer, and that as an integral part of such plan Pastor will be making strategic acquisitions of other businesses. Such acquisitions will require liquid capital that the Buyer presently does not have. Accordingly, as an inducement to Pastor, the Trust and to the Other Shareholders to enter into the transactions contemplated by this Agreement, the Buyer has agreed to provide a source of sufficient funding for anticipated acquisitions. Accordingly, the parties have agreed:

          (a) As soon as possible following the Closing, but in no event later than 60 days thereafter, the Buyer will arrange for a credit facility or line of credit with an aggregate available credit value of not less than $5,000,000. The terms of such facility will be approved by the Board of Directors of the Buyer. Such line of credit is to be made available by the Board to Pastor from time to time as he requests and as the Board approves for purposes of acquisitions and working capital. Buyer covenants to maintain such credit facility until such time as it has been fully drawn down for the purposes of Pastor's requests, or Pastor gives written notice to the Board of Directors of the Buyer that it can be reduced or eliminated.

          (b) From time to time Pastor may present proposal(s) for the acquisition and development of retail insurance agencies in strategic markets and business lines (each a "Proposal"). Board of Directors' approval of Pastor's proposals shall not be unreasonably withheld.

          (c) In the event that the Buyer shall fail to comply with the terms and covenant set forth in Subsection (a) or (b) above at any time during the Term of Pastor's Employment Agreement (as defined therein), the Shareholders shall have the right to exercise their "Termination Option" as defined herein. The "Termination Option" shall mean that the Shareholders, by written notice to the Buyer following any such failure, shall have the right to receive, at their election and for no additional consideration, and as liquidated damages for such failure to comply by
Buyer: (i) the reissuance in their name, in accordance with the Sharing Percentages, of all of the stock of the Surviving Company into which the AIM Stock was converted in the Merger and thereafter held by the Buyer transferred to them, fully paid, non-assessable, and free and clear of all Encumbrances; or (ii) the transfer to the Shareholders or any Person acting as their nominee, of all of the tangible and intangible assets owned by the Company as of the Closing Date, as the same assets shall have been administered in the Ordinary Course of Business during the interval between Closing and the exercise of the Termination Option, free and clear of all Encumbrances. The Buyer and the Shareholders shall proceed in good faith upon the exercise of the Termination Option to effectuate the details of the foregoing, with the intention that the resulting transaction shall return to the Shareholders, inasmuch as it is possible, the Company's business that was transferred to the Buyer at the Closing.

          (d) In the event of exercise of the Termination Option, the Shareholders shall, in addition to their rights set forth in subsection
(c), above, be entitled to retain (without any additional consideration) whatever Merger Shares have been issued to them or are otherwise due to them as of the date of notice of exercise of the Termination Option, less any forfeiture under Section 2.10.

3.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     Shareholders represent and warrant to Buyer as are set forth below in this Article 3. The following representations and warranties are made to the Knowledge of the respective Shareholders, as that term is defined in Article 1 hereof with respect to Pastor, the Trust and the Other Shareholders. With respect to any written materials or other matter to be included as a part of the Shareholder Disclosure Schedule upon Request, the Shareholders shall be obligated to provide such materials or matter within 15 days of the date of a Request specifying the items to be provided.

     3.1  ORGANIZATION AND GOOD STANDING

          (a) Upon Request, Part 3.1 of the Shareholder Disclosure Schedule will set forth a complete and accurate list for the Company and each Subsidiary of its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Company and each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

          (b) Shareholders have delivered to Buyer copies of the Organizational Documents of the Company and each Subsidiary, as currently in effect.

     3.2  AUTHORITY; NO CONFLICT

          (a) This Agreement constitutes the legal, valid, and binding obligation of Shareholders, enforceable against Shareholders in accordance with its terms. Upon the execution and delivery by Shareholders of the Escrow Agreement, the Shareholders' Releases and the Employment Agreements (collectively, the "Shareholders' Closing Documents"), the Shareholders' Closing Documents will constitute the legal, valid, and binding obligations of Shareholders, enforceable against the Shareholders executing them in accordance with their respective terms. Shareholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and, in the case of the Shareholders executing them, the Shareholders' Closing Documents and to perform their obligations under this Agreement and, in the case of the Shareholders executing them, the Shareholders' Closing Documents. Each of the foregoing representations and warranties is subject, as and where applicable, to the operation of bankruptcy, insolvency and creditors' rights laws, regulations and decisions thereunder.

          (b)  Except as set forth in Part 3.2 of the Shareholder
Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated
Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company or any Subsidiary, or (B) any resolution adopted by the board of directors or the stockholders of the Company or any Subsidiary;

               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, any Subsidiary or any Shareholder, or any of the assets owned or used by the Company or any Subsidiary, may be subject;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or any Subsidiary or that otherwise relates to the business of, or any of the assets owned or used by, the Company or any Subsidiary;

               (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

               (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company or any Subsidiary.

     Except as set forth in Part 3.2 of the Shareholder Disclosure Schedule, neither any Shareholder nor the Company or any Subsidiary is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, provided, however, that the foregoing shall not apply to any notice or Consent required of the Buyer as a result of its status as a reporting company under the Exchange Act.

     3.3  CAPITALIZATION

     The authorized equity securities of the Company consist of 1000 shares of common stock, par value $1.00 per share, of which 900 shares are issued and outstanding and constitute the AIM Stock. Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the AIM Stock, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing the AIM Stock. All of the outstanding shares of AIM Stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no options, warrants, or other commitments to issue capital stock of the Company, voting agreements, or Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. All of the outstanding AIM Stock and other securities of the Company have been issued in substantial compliance with the Securities Act and the Legal Requirements of applicable State securities laws and regulations. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, except as otherwise disclosed in the Shareholder Disclosure Schedule.

     3.4  FINANCIAL STATEMENTS

     Shareholders have delivered to Buyer: a consolidated balance sheet of the Company as at 9/30/99 ("Balance Sheet"), and the related consolidated statements of income, stockholders' equity, and cash flows for the fiscal year then ended, together with the report thereon of Rosenbery and Pastor, Shareholder's accountants. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company and its Subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. No financial statements of any Person other than the Company and its Subsidiaries are required by GAAP to be included in the financial statements of the Company.

     3.5  BOOKS AND RECORDS

     The books of account, minute books, stock record books, and other records of the Company and its Subsidiaries, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.
The minute books of the Company and its Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Boards of Directors of the Company and its Subsidiaries. No formal meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

     3.6  TITLE TO PROPERTIES; ENCUMBRANCES

     Neither the Company nor any Subsidiary owns any real property.
Part 3.6 of the Shareholder Disclosure Schedule contains a complete and accurate list of all leaseholds or other interests in real property owned by the Company or any Subsidiary. Each of the Company and its Subsidiaries owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Shareholder Disclosure Schedule upon Request, and personal property sold since the date of the Balance Sheet in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company and its Subsidiaries since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due; and (d) liens and encumbrances of record required to be disclosed in Part
3.6 of the Shareholder Disclosure Schedule.

     3.7  CONDITION AND SUFFICIENCY OF ASSETS

     The buildings, structures, and equipment of the Company and its Subsidiaries are in good operating condition and repair, and are adequate for the uses to which they are being put. The building, structures, and equipment of the Company and its Subsidiaries are sufficient for the continued conduct of the Company's and the Subsidiaries' business after the Closing in substantially the same manner as conducted prior to the Closing.

     3.8  ACCOUNTS RECEIVABLE

     All accounts receivable of the Company and its Subsidiaries that are reflected on the Balance Sheet or on the accounting records of the Company and its Subsidiaries as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Except as otherwise disclosed in the Shareholder Disclosure Schedule, neither the Company nor any of its Subsidiaries has received notice ,contest, claim, or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Shareholder Disclosure Schedule will contain a complete and accurate list of all Accounts Receivable as of the most recent practicable date, which list sets forth the aging of such Accounts Receivable.

     3.9  NO UNDISCLOSED LIABILITIES

     Except as set forth in Part 3.9 of the Shareholder Disclosure Schedule, the Company and its Subsidiaries have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected on or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

     3.10 TAXES

          (a) Each of the Company and its Subsidiaries has filed or caused to be filed (on a timely basis) all Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements. Shareholders have delivered to Buyer copies of, and
Part 3.10 of the Shareholder Disclosure Schedule will upon Request contain a complete and accurate list of, all such Tax Returns filed since January 1, 1992. The Company and its Subsidiaries have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company and its Subsidiaries, except such Taxes, if any, as are required to be listed in Part 3.10 of the Shareholder Disclosure Schedule upon Request and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

          (b) The charges, accruals, and reserves with respect to Taxes on the books of the Company and its Subsidiaries are adequate (determined in accordance with GAAP) and are at least equal to the Company's and its Subsidiaries' liability for Taxes. There exists no proposed tax assessment against the Company or any Subsidiary except as disclosed in the Balance Sheet or in Part 3.10 of the Shareholder Disclosure Schedule. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company or any Subsidiary. All Taxes that the Company or any Subsidiary is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

          (c) All Tax Returns filed by the Company and its Subsidiaries are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company or any Subsidiary after the date of this Agreement.

          (d) The Company is not a "S" corporation, provided, however that the Company in the past has elected Subchapter S corporate status. The foregoing is subject to further disclosure in the Shareholder
Disclosure Schedule, Part 3.10.

     3.11 NO MATERIAL ADVERSE CHANGE

     Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, liabilities, or condition of the Company and its Subsidiaries, taken as a whole.

     3.12 EMPLOYEE BENEFITS

          (a) Part 3.12 of the Shareholder Disclosure Schedule lists each Pension Benefit Plan intended to be qualified under Section 401(a) or 403(a) of the Code ever maintained by the Company or any Subsidiary or with respect to which the Company or any Subsidiary has or may have a Liability. The Company has heretofore delivered to Buyer with respect to each such Employee Benefit Plan a true and correct copy of the most recent determination letter issued by the IRS with respect to it. The Company has no knowledge of any facts, circumstances, actions, or failures to act that would preclude each such Employee Benefit Plan's reliance on the most recent determination letter issued by the IRS with respect to such Employee Benefit Plan as evidence that such Employee Benefit Plan and any trust adopted in connection therewith are qualified under Sections 401 and 501, respectively, of the Code.

          (b) The execution and delivery of this Agreement by the Shareholders and the consummation of the Contemplated Transactions will not result in any Liability (with respect to accrued benefits or otherwise) of the Buyer to any Employee Benefit Plan or the PBGC. No amendment to, termination of, or withdrawal from, any Employee Benefit Plan at any time before or after the Closing Date by (A) the Company, or
(B) any corporation or other entity if such Employee Benefit Plan was maintained or sponsored by a member of the Controlled Group during any part of the 72 calendar month period ending on the Closing Date, has or will subject the Buyer to any Liability to any Employee Benefit Plan, the PBGC or the IRS, any current or former Employee of the Company or the Controlled Group, or any other Party.

     3.13 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

          (a) Except as set forth in Part 3.13 of the Shareholder Disclosure Schedule:

               (i) each of the Company and the Subsidiaries is, and at all times since January 1, 1993, has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

               (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company or any Subsidiary of, or a failure on the part of the Company or any Subsidiary to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company or any Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii) each of the Company and the Subsidiaries has not received, at any time since January 1, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company or any Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (b) Part 3.13 of the Shareholder Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by the Company or any Subsidiary or that otherwise relates to the business of, or to any of the assets owned or used by, the Company or any Subsidiary. Each Governmental Authorization listed or required to be listed in Part 3.13 of the Shareholder Disclosure Schedule is valid and in full force and effect. Except as set forth in Part 3.13 of the Shareholder Disclosure Schedule:

               (i) each of the Company and the Subsidiaries is, and at all times since January 1, 1993 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.13 of the Shareholder Disclosure Schedule;

               (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.13 of the Shareholder Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.13 of the Shareholder Disclosure Schedule;

               (iii) each of the Company and the Subsidiaries has not received, at any time since January 1, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

               (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.13 of the Shareholder Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     The Governmental Authorizations listed in Part 3.13 of the Shareholder Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit each of the Company and the Subsidiaries to lawfully conduct and operate its business in the manner they currently conduct and operate such businesses and to permit the Company and the Subsidiaries to own and use their assets in the manner in which they currently own and use such assets.

     3.14 LEGAL PROCEEDINGS; ORDERS

          (a) Except as set forth in Part 3.14 of the Shareholder Disclosure Schedule, there is no pending Proceeding:

               (i) that has been commenced by or against the Company or any Subsidiary or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company or any Subsidiary; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     To the Knowledge of Shareholders and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Shareholders will upon Request deliver to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.14 of the Shareholder Disclosure Schedule.

     Except as set forth in Part 3.14 of the Shareholder Disclosure
Schedule:

               (iii) there is no Order to which the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, is subject;

               (iv) no Shareholder is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company or any Subsidiary; and

               (v) to the Knowledge of Shareholders and the Company, no officer, director, agent, or employee of the Company or any Subsidiary is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company or any Subsidiary.

          (b) Except as set forth in Part 3.14 of the Shareholder Disclosure Schedule:

               (i) each of the Company and the Subsidiaries is, and at all times since January 1, 1993 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

               (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, is subject; and

               (iii) each of the Company and the Subsidiaries has not received, at any time since January 1, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, is or has been subject.

     3.15 ABSENCE OF CERTAIN CHANGES AND EVENTS

     Except as set forth in Part 3.15 of the Shareholder Disclosure Schedule, since the date of the Balance Sheet, each of the Company and its Subsidiaries has conducted its business only in the Ordinary Course of Business and there has not been any of the following (except as may be set forth in the minute book, stock record book and other corporate records of the Company made available to the Buyer):

          (a) change in its authorized or issued capital; grant of any stock option or right to purchase shares of its capital stock; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by it of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b)  amendment to its Organizational Documents;

          (c) payment by it of any bonuses or material increase in the salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of it;

          (e) damage to or destruction or loss of any asset or property of it, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of it;

          (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to it of at least $10,000;

          (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of it or mortgage, pledge, or imposition of any lien, security interest or other Encumbrance on any material asset or property of it, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

          (h) cancellation or waiver of any claims or rights with a value to it in excess of $10,000;

          (i)  material change in the accounting methods used by it; or

          (j) agreement, whether oral or written, by it to do any of the foregoing.

     3.16 CONTRACTS; NO DEFAULTS

          (a) Part 3.16(a) of the Shareholder Disclosure Schedule will upon Request contain a complete and accurate list, and Shareholders have delivered to Buyer true and complete copies, of:

               (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company or any Subsidiary of an amount or value in excess of $10,000;

               (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company or any Subsidiary of an amount or value in excess of $10,000;

               (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company or any Subsidiary in excess of $10,000;

               (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

               (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

               (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

               (vii) each joint venture, partnership, and other
Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company or any Subsidiary with any other Person;

               (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

               (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods or services;

               (x) each power of attorney that is currently effective and outstanding;

               (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company or any Subsidiary to be responsible for consequential damages;

               (xii) each Applicable Contract for capital expenditures in excess of $25,000;

               (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company or any Subsidiary other than in the Ordinary Course of Business; and

               (xiv) each amendment, supplement, and modification
(whether oral or written) in respect of any of the foregoing.

          (b) Except as set forth in Part 3.16(b) of the Shareholder Disclosure Schedule:

               (i)  no Shareholder (and no Related Person of any
Shareholder) has or may acquire any rights under, and neither Shareholder has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company or any Subsidiary; and

               (ii) to the Knowledge of Shareholders and the Company, no officer, director, agent, employee, consultant, or contractor of the Company or any Subsidiary is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company or any Subsidiary, or
(B) assign to the Company or any Subsidiary or to any other Person any rights to any invention, improvement, or discovery.

          (c) Except as set forth in Part 3.16(c) of the Shareholder Disclosure Schedule, each Contract identified or required to be identified in Part 3.16(a) of the Shareholder Disclosure Schedule upon Request is in full force and effect and is valid and enforceable in accordance with its terms.

          (d) Except as set forth in Part 3.16(d) of the Shareholder Disclosure Schedule:

               (i) each of the Company and its Subsidiaries is, and at all times since January 1, 1993 has been, in full compliance with all applicable terms and requirements of each Contract under which it has or had any obligation or liability or by which it or any of the assets owned or used by it is or was bound;

               (ii) each other Person that has or had any obligation or liability under any Contract under which the Company or any Subsidiary has or had any rights is, and at all times since January 1, 1993 has been, in full compliance with all applicable terms and requirements of such Contract;

               (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company, any Subsidiary or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

               (iv) each of the Company and its Subsidiaries has not given to or received from any other Person, at any time since January 1, 1993, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

          (e) To the Knowledge of the Shareholders and the Company, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company or any Subsidiary under current or completed Contracts with any Person and no such Person has made written demand for such re-negotiation.

          (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company and its Subsidiaries have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     3.17 INSURANCE

          (a) Shareholders have delivered, or will upon Request deliver to Buyer:

               (i) true and complete copies of all policies of insurance to which the Company or any Subsidiary is a party or under which the Company or any Subsidiary, or any director or officer of the Company or any Subsidiary, is or has been covered at any time within the three years preceding the date of this Agreement;

               (ii) true and complete copies of all pending applications for policies of insurance; and

               (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of the Company's coverage or of the reserves for claims.

          (b) Part 3.17(b) of the Shareholder Disclosure Schedule describes:

               (i) any self-insurance arrangement by or affecting the Company or any Subsidiary, including any reserves established thereunder;

               (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company or any Subsidiary; and

               (iii) all obligations of the Company or any Subsidiary to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

          (c) Part 3.17(c) of the Shareholder Disclosure Schedule will upon Request set forth, by year, for the current policy year and each of the three preceding policy years:

               (i)  a summary of the loss experience under each policy;

               (ii) a statement describing each claim under an insurance policy for an amount in excess of $5,000, which sets forth:

                    (A)  the name of the claimant;

                    (B) a description of the policy by insurer, type of insurance, and period of coverage; and

                    (C)  the amount and a brief description of the claim;
and

               (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

          (d) Except as set forth on Part 3.17(d) of the Shareholder Disclosure Schedule:

               (i) All policies to which the Company or any Subsidiary is a party or that provide coverage to the Company, any Subsidiary or any director or officer of the Company or any Subsidiary:

                    (A)  are valid, outstanding, and enforceable;

                    (B) are issued by an insurer that is financially sound and reputable;

                    (C) taken together, provide adequate insurance coverage for the assets and the operations of the Company and its Subsidiaries;

                    (D) are sufficient for compliance with all Legal Requirements and Contracts to which the Company or any Subsidiary is a party or by which it is bound;

                    (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

                    (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company or any Subsidiary.

               (ii) Neither the Company nor any Subsidiary has received
(A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               (iii) The Company and its Subsidiaries have paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which it is a party or that provides coverage to it or a director or officer thereof.

               (iv) The Company and its Subsidiaries have given notice to the insurer of all claims that may be insured thereby.

     3.18 ENVIRONMENTAL MATTERS

     Except as set forth in Part 3.18 of the Shareholder Disclosure
Schedule:

          (a) The Company and its Subsidiaries and its and their predecessors have complied with all Environmental Laws and all Occupational Health and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply or claiming Environmental, Health, and Safety Liabilities.
Without limiting the generality of the preceding sentence, the Company and its Subsidiaries and its and their predecessors have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have compiled with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental Laws and all Occupational Health and Safety Laws.

          (b) Each of the Company and its Subsidiaries has no Environmental, Health, and Safety Liabilities (and the Company and its Subsidiaries and its and their predecessors have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or Facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or any Subsidiary giving rise to any Environmental, Health, and Safety Liabilities) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental Law or any Occupational Health and Safety Law.

          (c) To the knowledge of the Shareholders and the Company, all properties and equipment used in the business of the Company and its predecessors have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1, 2-transdichloroethylene, dioxins, dibenzofurans, and Hazardous Materials.

     3.19 EMPLOYEES

          (a) Part 3.19(a) of the Shareholder Disclosure Schedule will upon Request contain a complete and accurate list of the following information for each employee or director of the Company and its Subsidiaries, including each employee on leave of absence or layoff status: employer, if other than the Company; name; job title; current compensation paid or payable and any change in compensation since January 1, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's or any Subsidiary's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

          (b) No employee or director of the Company or any Subsidiary is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company or any Subsidiary, or (ii) the ability of the Company or any Subsidiary to conduct its business, including any Proprietary Rights Agreement with the Company or any Subsidiary by any such employee or director. To the Knowledge of Shareholder and the Company, no director, officer, or their key employee of the Company or any Subsidiary intends to terminate his employment with the Company.

          (c) Part 3.19(c) of the Shareholder Disclosure Schedule will also upon Request contain a complete and accurate list of the following information for each retired employee or director of the Company or any Subsidiary, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     3.20 LABOR RELATIONS; COMPLIANCE

     Each of the Company and its Subsidiaries has not been and is not a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company or any Subsidiary relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company, any Subsidiary or any of its or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company or any Subsidiary, and no such action is contemplated by the Company or any Subsidiary. Each of the Company and its Subsidiaries has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Each of the Company and its Subsidiaries is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     3.21 INTELLECTUAL PROPERTY

          (a) INTELLECTUAL PROPERTY ASSETS - The term "Intellectual Property Assets" includes:

               (i) the Company's name and the names of its Subsidiaries, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

               (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

               (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

               (iv) all rights in mask works (collectively, "Rights in Mask Works"); and

               (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"), owned, used, or licensed by the Company or any Subsidiary as licensee or licensor.

          (b) AGREEMENTS - Part 3.21(b) of the Shareholder Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by the Company or any Subsidiary, of all Contracts relating to the Intellectual Property Assets to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, except for any license implied by the sale of a product and any perpetual, paid-up license for commonly available software programs with a value of less than $500 under which the Company or any Subsidiary is the licensee. There are no outstanding and, to Shareholders' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

          (c)  KNOW-HOW NECESSARY FOR THE BUSINESS

               (i) The Intellectual Property Assets are all those necessary for the operation of the Company's and its Subsidiaries' business as it is currently conducted. The Company or a Subsidiary is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, Encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

               (ii) Except as set forth in Part 3.21(c) of the Shareholder Disclosure Schedule, all former and current employees of the Company and its Subsidiaries have executed written Contracts with the Company or a Subsidiary that assign to the Company or a Subsidiary all rights to any inventions, improvements, discoveries, or information relating to the business of the Company or a Subsidiary. No employee of the Company or a Subsidiary has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company or a Subsidiary.

          (d)  PATENTS

               (i) Part 3.21(d) of the Shareholder Disclosure Schedule contains a complete and accurate list and summary description of all Patents. The Company or a Subsidiary is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, Encumbrances, entities, and other adverse claims.

               (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

               (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Shareholders' Knowledge, there is no potentially interfering patent or patent application of any third party.

               (iv) No Patent is infringed or, to Shareholders'
Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company or any Subsidiary infringes or is alleged to infringe any patent or other proprietary right of any other Person.

               (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

          (e)  TRADEMARKS

               (i) Part 3.21(e) of Shareholder Disclosure Schedule contains a complete and accurate list and summary description of all Marks. The Company or a Subsidiary is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, Encumbrances, equities, and other adverse claims.

               (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

               (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Shareholders'
Knowledge, no such action is Threatened with respect to any of the Marks.

               (iv) To Shareholders' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

               (v) No Mark is infringed or, to Shareholders' Knowledge, has been challenged or threatened in any way. None of the Marks used by the Company and its Subsidiaries infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

               (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

          (f)  COPYRIGHTS

               (i) Part 3.21(f) of the Shareholder Disclosure Schedule contains a complete and accurate list and summary description of all Copyrights. The Company or a Subsidiary is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, Encumbrances, equities, and other adverse claims.

               (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

               (iii) No Copyright is infringed or, to Shareholders' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

               (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

          (g)  TRADE SECRETS

               (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

               (ii) Shareholders and the Company and its Subsidiaries have taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets.

               (iii) The Company or a Subsidiary has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Shareholders' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company or a Subsidiary) or to the detriment of the Company or any Subsidiary.
To the Shareholders' Knowledge, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     3.22 CERTAIN PAYMENTS

     Neither the Company, any of its Subsidiaries, any director, officer, agent, or employee of the Company or any Subsidiary, or to Shareholders' Knowledge any other Person associated with or acting for or on behalf of the Company or any Subsidiary, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Subsidiary or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been accurately recorded in the books and records of the Company and its Subsidiaries.

     3.23 RELATIONSHIPS WITH RELATED PERSONS

     No Shareholder or any Related Person of Shareholders or of the Company or any Subsidiary has, or since January 1, 1997 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's or any Subsidiary's business. No Shareholder or any Related Person of Shareholders or of the Company or any Subsidiary is, or since January 1, 1997 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company or any Subsidiary, other than business dealings or transactions conducted in the Ordinary Course of Business with the Company or a Subsidiary at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company or any Subsidiary with respect to any line of the products or services of the Company or any Subsidiary (a "Competing Business") in any market presently served by the Company or any Subsidiary, except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part
3.23 of the Shareholder Disclosure Schedule, no Shareholder or any Related Person of Shareholders or of the Company or any Subsidiary has any unfulfilled claim or right against the Company other than claims or rights arising out of employment relationships with the Company.

     3.24 BROKERS OR FINDERS

     Shareholders and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, and will indemnify and hold Buyer harmless from any such payment alleged to be due by or through Shareholders as a result of the action of Shareholders or their agents.

     3.25 PRIVATE OFFERING REPRESENTATIONS

          (a) Each of the Shareholders represents and warrants that he, she or it, either alone or with a purchaser representative or representatives, has such knowledge and experience in financial and business matters that he, she or it is capable, either individually or with such representative(s) of evaluating the merits and the risks of the acquisition of shares of Buyer's Common Stock and is able financially to bear the risks thereof; and

          (b) It is the Shareholders' collective and individual present intention to acquire the Purchase Price Shares for their own account (and each such Shareholder will be the sole beneficial owner thereof), and that the shares of Buyer's Common Stock are being and will be acquired by them for the purpose of investment and not with a view to distribution or resale thereof except pursuant to a registration under the Securities Act or exemption therefrom and from applicable Blue Sky laws. The acquisition of the Purchase Price Shares shall constitute a confirmation of this representation.

          (c) Each Shareholder understands that: (i) the shares of Buyer Common Stock being issued to him or her have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) thereof or Rule 506 promulgated under the Securities Act; (ii) the shares of Buyer Common Stock acquired by him or her must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) the shares of Buyer Common Stock acquired by him or her will bear a legend to such effect; (iv) Buyer will make a notation on its transfer books to such effect; (v) Buyer will rely on his or her representations and warranties in this Section 3.25 in offering and issuing shares of Buyer Common Stock and to him or her and the Other Shareholders pursuant to this agreement without registering such shares under the Securities Act.

          (d) The shares of Buyer's Common Stock are not listed for trading on any stock exchange or NASDAQ, the shares having been de-listed from NASDAQ on December 15, 1999.

          (e) Each Other Shareholder hereby appoints Mr. Alex Clark to be his purchaser representative (as that term is defined in Rule 501(h) of the Securities Act) during the course of the transactions contemplated by this Agreement, in connection with evaluating the merits and risks of the prospective investment by the Other Shareholder.

     3.26 DISCLOSURE

          (a) No representation or warranty of Shareholders in this Agreement and no statement in the Shareholder Disclosure Schedule contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

          (b) No notice given pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein or in this Agreement, in the light of the circumstances under which they were made, not misleading.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to each of the Shareholders as follows. With respect to any written materials or other matter to be included as a part of the Buyer Disclosure Schedule upon Request, the Buyer shall be obligated to provide such materials or matter within 15 days of the date of a Request specifying the items to be provided.

     4.1  SEC FILINGS

          (a) The Buyer has timely filed all reports, forms and documents required to be filed by it pursuant to the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act"), and any regulations promulgated thereunder. The Buyer has timely filed all reports, forms and documents required to be filed by it pursuant to the Legal Requirements of any State or Territory having jurisdiction thereof with regard to the securities of the Buyer (collectively "Blue Sky Laws"), and has paid all fees associated therewith. As of the respective date of each such filing required of it, the Buyer has complied in all material respects with all of the foregoing Legal Requirements, and none of the foregoing filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Part 4.1 of the Buyer Disclosure Schedule will upon Request contain a complete and accurate list of all of the reports, forms or other documents described in subsection (a), above, together with a true, correct and complete copy of each such report, form or filing (collectively the "SEC Filings") made by the Buyer during the past 36 months.

     4.2  ORGANIZATION AND GOOD STANDING

     Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under this Agreement and any other agreements to which it is a party.

     4.3  AUTHORITY; NO CONFLICT

          (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Escrow Agreement, the Employment Agreements, and the (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer, in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

          (b) Except as set forth in Schedule 4.3, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

               (i)  any provision of Buyer's Organizational Documents;

               (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

               (iii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Buyer, or any of the assets owned or used by the Buyer, may be subject;

               (iv) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Buyer or that otherwise relates to the business of, or any of the assets owned or used by, the Buyer;

               (v) Cause the Shareholders to become subject to, or to become liable for the payment of, any Tax other than taxes due on the income of the Shareholders for dividends or other distributions from the Buyer on or after the Closing;

               (vi) any Legal Requirement or Order to which Buyer may be subject; or

               (vii) any Contract to which Buyer is a party or by which Buyer may be bound.

     Except as set forth in Schedule 4.3, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.4  INVESTMENT REPRESENTATIONS OF THE BUYER

          (a) It is the Buyer's present intention to acquire the AIM Stock for its own account (and it will be the sole beneficial owner thereof), and that the AIM Stock are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof except pursuant to a registration under the Securities Act or exemption therefrom and from applicable Blue Sky laws. The acquisition of the AIM Stock shall constitute a confirmation of this representation.

          (b) The Buyer understands that: (i) the shares of AIM Stock being issued to it have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) thereof or Rule 506 promulgated under the Securities Act; (ii) the shares of AIM Stock acquired by it must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) the shares of AIM Stock acquired by it will bear a legend to such effect; (iv) the Company will make a notation on its transfer books to such effect; (v) the Company will rely on Buyer's representations and warranties in this
Section 4.4 in offering and issuing shares of AIM Stock without registering such shares under the Securities Act.

     It is the Buyer's present intention to acquire the AIM Stock for its own account (and it will be the sole beneficial owner thereof), and that the AIM Stock are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof except pursuant to a registration under the Securities Act or exemption therefrom and from applicable Blue Sky laws. The acquisition of the AIM Stock shall constitute a confirmation of this representation. It is understood and agreed that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 or Rule 144A of the Securities Act, all certificates evidencing any of the AIM Stock shall bear a legend, prominently stamped or printed thereon, memorializing such restrictions.

     4.5  CERTAIN PROCEEDINGS

     There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been
Threatened.

     4.6   NO MATERIAL ADVERSE CHANGE

     Since the date of the most recent Annual Report on Form 10-K (or Quarterly Report on Form 10-Q, as applicable), and subject only to interim Reports on Form 8-K included in Part 4.1 of the Buyer Disclosure Schedule upon Request, there has been no material adverse change in the assets, properties, business, results of operations or financial condition of the Buyer.

     4.7   NO UNDISCLOSED LIABILITIES

     Except as set forth in Part 4.7 of the Buyer Disclosure Schedule, the Buyer has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected on or reserved against in the balance Sheet constituting a part of Buyer's most recent 10K filing.

     4.8  TAXES

          (a) The Buyer has filed or caused to be filed (on a timely basis) all Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements

          (b) The charges, accruals, and reserves with respect to Taxes on the books of the Buyer and as disclosed in the SEC Filings are adequate (determined in accordance with GAAP) to discharge the Buyer's liability for Taxes. There exists no proposed tax assessment against the Buyer except as disclosed in SEC Filings. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by Buyer. All Taxes that the Buyer is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

          (c) All Tax Returns filed by the Buyer are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Buyer after the date of this Agreement.

     4.9  BROKERS OR FINDERS

     Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, and will indemnify and hold Shareholders harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

     4.10 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

          (a) Except as set forth in Part 4.10 of the Buyer Disclosure Schedule the Buyer has at all times been and remained in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (b) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Buyer of, or a failure on the part of the Buyer to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Buyer to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (c) the Buyer has not received, at any time since it became subject to the provisions of the Exchange Act, or at any time prior thereto with respect to any matter or thing required to be disclosed at any time in any SEC Filing: any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding
(A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company or any Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, to the extent that any of the foregoing are not fully disclosed in the Buyer's SEC Filings.

     4.11 BUYER COMMON STOCK

     The Buyer Common Stock to be used in connection with the payment of the Merger Shares will, at the Closing, be the only class of capital stock of Buyer then issued and outstanding. All Buyer Common Stock issued to the Shareholders pursuant to this Agreement will be validly issued, fully paid, non-assessable and free and clear of any Encumbrance.

5.   COVENANTS OF SHAREHOLDERS

     5.1  ACCESS AND INVESTIGATION

     Between the date of this Agreement and the Closing Date, Shareholders will, and will cause the Company and its Representatives to,
(a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

     5.2  OPERATION OF THE BUSINESS OF THE COMPANY

     Between the date of this Agreement and the Closing Date, Shareholders will, and will cause the Company to:

          (a) conduct the business of the Company only in the Ordinary Course of Business;

          (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will of the Company with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

          (c) confer with Buyer concerning operational matters of a material nature; and

          (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

     5.3  NEGATIVE COVENANT

     Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Shareholders will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.15 is likely to occur.

     5.4  REQUIRED APPROVALS

     As promptly as practicable after the date of this Agreement, Shareholders will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Shareholders will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.3.

     5.5  NOTIFICATION

     Between the date of this Agreement and the Closing Date, each Shareholder will promptly notify Buyer in writing if such Shareholder or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Shareholders' representations and warranties as of the date of this Agreement, or if such Shareholder or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Shareholder Disclosure Schedule if the Shareholder Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, Shareholders will promptly deliver to Buyer a supplement to the Shareholder Disclosure Schedule specifying such change. During the same period, each Shareholder will promptly notify Buyer of the occurrence of any Breach of any covenant of Shareholders in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

     5.6  PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

     Except as expressly provided in this Agreement, Shareholders will cause all indebtedness owed to the Company by any Shareholder or any Related Person of any Shareholder to be paid in full at or prior to Closing.

     5.7  NO NEGOTIATION

     Until such time, if any, as this Agreement is terminated pursuant to
Section 9, Shareholders will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries, proposals or offers from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries, proposals or offers from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of, or any equity interest in, the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

     5.8  BEST EFFORTS

     Between the date of this Agreement and the Closing Date, Shareholders will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     5.9  PRE-CLOSING TAXES

     Buyer agrees to immediately provide Shareholders with a copy of all communications received after the Closing Date from the IRS and any state taxing authority regarding federal or state income tax matters applicable to any taxable period preceding the Closing Date. Buyer agrees that Shareholders will have the authority and responsibility to resolve any federal tax matter affecting the federal tax liability of any Shareholder in his or her sole discretion, provided that any resolution which would have an adverse financial impact on Buyer shall require the written consent of Buyer. The Shareholders agree that Buyer will have the authority and responsibility to resolve any state tax matter affecting state tax liability in its sole discretion, provided that any resolution which would have an adverse financial impact on a Shareholder shall require the written consent of such Shareholder unless Buyer shall agree to hold such Shareholder harmless therefrom. Nothing in this paragraph shall limit the indemnification provided for in Article XII hereof.
Buyer and Shareholders shall provide the other party with all correspondence relating to any such matter, whether with the IRS or any state taxing authority, and shall inform the other party in writing of any proposed resolution of any such tax matter. The other party shall be notified of, and shall have the right to attend, any meeting between the responsible party and any such taxing authority and to participate in any telephone conference or discussions among such parties.

6.   COVENANTS OF BUYER

     6.1  COVENANTS PRIOR TO CLOSING

          (a) APPROVALS OF GOVERNMENT BODIES. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Shareholders with respect to all filings that Shareholders are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Shareholders in obtaining all consents identified in Part 3.2 of the Shareholder Disclosure Schedule; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

          (b)  BEST EFFORTS. Except as set forth in the proviso to
Section 6.1(a), between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

          (c) NOTIFICATION. Between the date of this Agreement and the Closing Date, the Buyer will promptly notify the Shareholders in writing if the Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of Buyer's representations and warranties as of the date of this Agreement, or if the Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Buyer Disclosure Schedule if the Buyer Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Buyer will promptly deliver to Shareholders a supplement to the Buyer Disclosure Schedule specifying such change. During the same period, the Buyer will notify the Shareholders of the occurrence of any Breach of any covenant of the Buyers of this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

     6.2  COVENANTS AT AND SUBSEQUENT TO CLOSING

          (a) CERTIFICATES FOR PURCHASE PRICE SHARES. Whenever the Buyer shall be obligated to issue Purchase Price Shares to the Shareholders hereunder, the Buyer shall cause appropriate certificates representing such shares to be signed by the President and the Secretary of Buyer, and the corporate seal of the Buyer to be affixed thereon. Such certificates shall be issued in the name of and delivered to the appropriate Shareholder (subject only the provisions of Section 2.8 and 2.10 hereof with respect to escrow and forfeiture) without legend or restriction except as specifically provided for in this Agreement.

          (b)  REGISTRATION RIGHTS

          (1)  Certain Definitions:

               (i)  "Commission" shall mean the Securities and Exchange
Commission.

               (ii) "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration
Statement.

               (iii) "Registration Expenses" shall mean all expenses incurred by the Buyer in complying with this Section, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Buyer, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but shall not include Selling Expenses or any legal or other expenses of the Shareholders or any other stockholder.

               (iv) "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of registrable securities pursuant to this Subsection.

          (2)  Piggyback Registration.

Subject to the terms hereof, in the event that the Buyer determines to Register any of the Buyer Common Stock on or after the Closing Date (either for its own account or the account of a security holder exercising registration rights) (other than Common Stock a registration statement on Form S-8 or S-4, or their successors), the Buyer will (A) promptly give the Shareholders written notice thereof, which notice shall be given sufficiently in advance of such Registration to permit the notices required hereunder, and which notice shall include a list of the jurisdictions in which the Buyer intends to attempt to qualify such securities under applicable Blue Sky or state securities laws, and (B) include in such Registration (and any related qualification under Blue Sky or state securities laws or other compliance), and in any underwriting involved therein, all the Purchase Price Shares specified in a written request delivered to the Buyer by the Shareholders within 15 days after delivery of such written notice from the Buyer ("Registrable Securities").

               (i) If the Registration of which the Buyer gives notice is a Registered Public offering involving an underwriting, the Buyer shall so advise the Shareholders as a part of the written notice given pursuant to subsection (i), above. In such event the right of the Shareholders to Registration shall be conditioned upon such underwriting and the inclusion of Registrable Securities in such underwriting to the extent provided in this subsection. The Shareholders shall enter into an underwriting agreement with the Underwriter's representative for such offering. The Shareholders shall not have any right to participate in the selection of the underwriters for an offering pursuant to this Section.

               (ii) In the event that the Underwriter's representative advises the Buyer and the Shareholders, with respect to a Registration under subsection (i), above, that the market factors (including, without limitation, the aggregate number of shares of Buyer Common Stock requested to be Registered, the general condition of the market, and the status of persons proposing to sell securities pursuant to the Registration) require a limitation on the number of shares to be underwritten, the Underwriter's representative (subject to an appropriate allocation among all selling shareholders) may exclude some or all of the Registrable Securities from such registration and underwriting. In such event, the Shareholders shall be entitled to include a portion of the Registrable Securities requested to be included in such registration pro rata (based on the Sharing Percentages) with all other requesting shareholders having demand or piggyback registration rights.

               (iii) If the Shareholders disapprove of the terms of any such underwriting, they may elect to withdraw therefrom by written notice to the Buyer and the Underwriter's Representative given at least seven days prior to the effective date of the Registration Statement. In the event of any Registration of the Registrable Shares pursuant to subsection (i), above, the Buyer will use its best efforts to Register and qualify the securities covered by the Registration Statement under such Blue Sky or securities laws of such jurisdictions as the Shareholders may reasonably request; provided, however, that (A) the Buyer shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (B) notwithstanding anything herein to the contrary, in the event that any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be born by selling shareholders, such expenses shall be payable pro rata by all selling shareholders.

               (iv) The Buyer will keep the Shareholders informed as to the initiation and completion of the Registration. At its own expense, the Buyer will (A) use its best efforts to keep such Registration effective for a period of ninety days or until the registering stockholders, including the Shareholders, shall have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and (B) furnish such number of prospectuses (including preliminary prospectuses) and other documents as the Shareholders from time to time may reasonably request. The Buyer's obligation hereunder is conditioned upon the Shareholders' agreement to refrain from selling shares pursuant to a Registration (1) during any period when the Buyer has notified the Shareholders that, as the result of any event, the applicable prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or to make the statements therein not misleading; and (2) during the pendency of any stop order with respect to such Registration.

               (v) It shall be a condition precedent of the Buyer's obligations under this Section that the Shareholders furnish to the Buyer upon reasonable request information regarding the Shareholders and the distribution proposed by the Shareholders.

               (vi) If, at any time after giving written notice of its intention to register any securities in a Registration but before the effective date of the related Registration Statement, the Buyer shall determine for any reason not to register such securities, the Buyer shall give notice of such determination to the Shareholders and shall thereupon be relieved of its obligations to register the Registrable Securities in connection with such abandoned Registration.

               (vii) All Registration expenses incurred in connection with all Registrations shall be borne by the Buyer. Selling Expenses shall be born pro-rata by the holders of Registrable Shares and all other shares being registered by selling shareholders in such Registration.

               (viii) The Buyer's obligations hereunder shall terminate at such time as the public sale of all Registrable Securities is no longer restricted by paragraph (d) of Commission Rule 144, as amended.

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the AIM Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1  ACCURACY OF REPRESENTATIONS

          (a) All of Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

          (b) Each of Shareholders' representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Shareholder Disclosure Schedule (except for information provided upon Request).

     7.2  SHAREHOLDERS' PERFORMANCE

          (a) All of the covenants and obligations that Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          (b) Each document required to be delivered by Shareholders pursuant to Section 2.8 must have been delivered.

     7.3  CONSENTS

     Each of the Consents identified in Part 3.2 of the Shareholder Disclosure Schedule, and each Consent identified in Part 4.3 of the Buyer Disclosure Schedule, must have been obtained and must be in full force and effect.

     7.4  ADDITIONAL DOCUMENTS

     Each of the following documents must have been delivered to Buyer:

          (a) Such Documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Shareholders' representations and warranties, (ii) evidencing the performance by any Shareholder of, or the compliance by any Shareholder with, any covenant or obligation required to be performed or complied with by such Shareholder, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

     7.5  NO PROCEEDINGS

     Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer or any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or
(b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     7.6  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

     There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the AIM Shares.

     7.7  NO PROHIBITION

     Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under,
(a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

     7.8  EMPLOYMENT AGREEMENTS

     Each of the employees named in Section 2.8(a)(iii) shall have entered into an Employment Agreement.

8.   CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATION TO CLOSE

     Shareholders' obligation to sell the AIM Shares and to take the other actions required to be taken by Shareholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Shareholders, in whole or in part):

     8.1  ACCURACY OF REPRESENTATIONS

          (a) All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Buyer Disclosure Schedule (except for information provided upon Request).

     8.2  BUYER'S PERFORMANCE

          (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

          (b) Buyer must have delivered each of the documents and payments required to be delivered by Buyer pursuant to Section 2.8.

     8.3  CONSENTS

     Each of the Consents identified in Part 3.2 of the Shareholder Disclosure Schedule and each Consent identified in Part 4.3 of the Buyer Disclosure Schedule must have been obtained and must be in full force and effect.

     8.4  ADDITIONAL DOCUMENTS

     Buyer must have caused the following documents to be delivered to
Shareholders:

          (a) such documents as Shareholders may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

     8.5  NO PROCEEDINGS

     Since the date of this Agreement, there must not have been commenced or Threatened against the Shareholders, or against any Person affiliated with Shareholders or any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

9.   TERMINATION PRIOR TO CLOSING

     9.1  TERMINATION EVENTS

     This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) Upon not less than ten (10) days prior written notice by either Buyer or Shareholders if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived or cured during said ten (10) day notice period;

          (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Shareholders have not waived such condition on or before the Closing Date; or (ii) by Shareholders, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Shareholders to comply with their obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;

          (c) By the Buyer if the Shareholder Disclosure Schedule has been modified in one or more material and adverse respects and by the Shareholder if the Buyer Disclosure Schedule has been modified in one or more material and adverse respects;

          (d) immediately upon written notice by Buyer if Shareholders, the Company or their representatives breach the provisions of the first sentence of Section 5.7;

          (e)  by mutual consent of Buyer and Shareholders in writing; or

          (f) immediately upon written notice by either Buyer or Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 31, 2000, or such later date as the parties may agree upon.

     9.2  EFFECT OF TERMINATION PRIOR TO CLOSING

     Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 11.2 will survive and except that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.  INDEMNIFICATION; REMEDIES

     10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
          OBLIGATIONS

     All representations, warranties, covenants, and obligations in this Agreement, the Buyer and Shareholder Disclosure Schedules, the certificates delivered pursuant to Sections 2.8(a)(iv) and (b)(ii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of three (3) years thereafter unless a longer or shorter survival period is specified herein, following which applicable period all such representations, warranties, covenants and obligations shall cease and be of no further force and effect. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SHAREHOLDERS

     Shareholders, jointly and severally, will indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any Breach of any representation or warranty made by Shareholders in this Agreement, the Shareholder Disclosure Schedule, the supplements to the Shareholder Disclosure Schedule, or any other certificate or document delivered by Shareholders pursuant to this Agreement;

          (b) any Breach of any representation or warranty made by Shareholders in this Agreement as if such representation or warranty were made on and as of the Closing Date, other than any such Breach that is disclosed in a supplement to the Shareholder Disclosure Schedule on or before the Closing;

          (c) any Breach by any Shareholder of any covenant or obligation of such Shareholder in this Agreement;

          (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Shareholder or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

     The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

     10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

     Buyer will indemnify and hold harmless each of the Shareholders, their respective heirs, executors and beneficiaries (the "Shareholder Indemnified Persons"), and will pay to the Shareholder Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

          (a) any Breach of any representation or warranty made by Buyer in this Agreement, in the Buyer Disclosure Schedule, the supplements to the Buyer Disclosure Schedule or in any certificate delivered by Buyer pursuant to this Agreement;

          (b) any Breach of any representation or warranty made by Buyer in this Agreement as if such representation or warranty were made on and as of the Closing Date, other than any such Breach that is disclosed in a supplement to the Buyer Disclosure Schedule on or before the Closing;

           (c) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or

           (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

     The remedies provided in this Section 10.3 will not be exclusive of or limit any other remedies that may be available to Shareholders or the Other Shareholder Indemnified Persons.

     10.4 TIME LIMITATIONS

     If the Closing occurs, Shareholders will have no liability for indemnification with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the third anniversary of the Closing Date Buyer notifies Shareholders of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the third anniversary of the Closing Date Shareholders notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Shareholders.

     10.5 LIMITATIONS ON AMOUNT - SHAREHOLDERS

     Shareholders will have no liability for indemnification with respect to the matters described in Section 10.2 until the total of all Damages with respect to such matters exceeds $ 100,000. In no event shall the aggregate liability of Shareholders with respect to all claims for indemnification by Buyer or any Indemnified Persons exceed that portion of the Merger Shares actually issued to the Indemnified Persons as of the date the claim for indemnity is made. However, this Section 10.5 will not apply to any Breach of any of Shareholders' representations and warranties of which any Shareholder had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by any Shareholder of any covenant or obligation, and Shareholders will be liable for all Damages with respect to such Breaches.

     10.6 LIMITATIONS ON AMOUNT - BUYER

     Buyer will have no liability for indemnification with respect to the matters described in Section 10.4 until the total of all Damages with respect to such matters exceeds $ 100,000. In no event shall the aggregate liability of Buyer with respect to all claims for indemnification by Shareholders exceed the Merger Consideration.
However, this Section 10.6 will not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

     10.7 INDEMNITY NEGOTIATIONS; STOCK OFFSET; VALUATION

     In the event of a claim by Buyer or Shareholders for indemnification pursuant to the provisions of this Article 10, the Buyer and Shareholders shall attempt, wherever possible, to increase or decrease, as the case may be, the number of shares of Merger Shares payable hereunder to satisfy the indemnification obligation prior to requiring the payment of cash. Such attempt shall be conducted in good faith by all parties. For purposes of such negotiations and any increase or decrease in the Merger Shares payable hereunder, the value of the shares of Buyer Common Stock shall be the average closing price of such stock during the four weeks preceding the date of valuation, or if no closing prices are available, such valuation shall be determined by agreement of the parties in good faith or $2.567 (Two and 567/1000 Dollars), whichever is greater.

     10.8 PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS

          (a)  Promptly after receipt by an indemnified party under
Section 10.2 or Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          (b) If any Proceeding referred to in subsection (a), above, is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless
(i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (d) Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Shareholders with respect to such a claim anywhere in the world.

     10.9 PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS

     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11.  GENERAL PROVISIONS

     11.1 BUYER'S BOARD OF DIRECTORS

     Buyer and its Board of Directors will use their best efforts to have the Board of Directors of Buyer immediately after the Closing consist of nine (9) individuals: David T. Chase, Douglas Coats, Raymond H. Deck, Richard Dessich, Gerald Pastor, John Redding, Thomas Renwick, Robert Worgaftik, and Gregory Grusse. Subject to the requirements of the Exchange Act and regulations promulgated thereunder, the Buyer covenants and agrees that it will, on and after the Closing and until the termination of the Employment Agreement between the Buyer and Pastor, cause to be nominated by management and described in the Company's proxy materials a Board of Directors consisting of nine individuals, three of whom are to be nominated by Shareholders.

     11.2 EXPENSES

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     11.3 PUBLIC ANNOUNCEMENTS

     Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Shareholders shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Shareholders and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

     11.4 CONFIDENTIALITY

     Between the date of this Agreement and the Closing Date, Buyer and Shareholders will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company, any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions.

     11.5 NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     Shareholders:  c/o Gerald H. Pastor
               75 West Street
               Simsbury, CT 60070
     Facsimile No.:  (860) 843-7610



     with a copy to:

               Michael J. Donoghue, Esquire
               111 Simsbury Road
               P.O. Box 1355
               Avon, CT 06001 and

               Donald A. Josephson, Esquire
               1484 New Britain Ave.
               P.O. Box 613
               Farmington, CT 06034

     Buyer:  Accel International Corporation
           75 West Street
           Simsbury, CT  60070
     Attention:  Chief Executive Officer
     Facsimile No.:  (860) 843-7610

     with a copy to:

               Day, Berry & Howard LLP
               CityPlace I
               Hartford, Connecticut 06103-3499
     Attention: William H. Cuddy
     Facsimile No.: (860) 275-0343

     11.6 FURTHER ASSURANCES

     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.7 WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     11.8 ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.9 SCHEDULES

          (a) The disclosures in the Buyer or Shareholder Disclosure Schedules, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

          (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Buyer or Shareholder Disclosure Schedules (other than an exception expressly set forth as such in such Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

     Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.11 SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.12 SECTION HEADINGS, CONSTRUCTION

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     11.13 GOVERNING LAW

     This Agreement will be governed by the laws of the State of Connecticut without regard to conflicts of laws principles.

     11.14 COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

ACCEL INTERNATIONAL CORPORATION      Shareholders:


By  /s/ Raymond H. Deck               /s/ Gerald H. Pastor
    Name:  Raymond H. Deck           Gerard H. Pastor
    Title: Chairman of the Board


ACCEL MERGER SUB, INC.                /s/ Thomas Renwick
                                     Thomas Renwick



By  /s/ Raymond H. Deck               /s/ Gerald H. Pastor, Trustee
    Name:  Raymond H. Deck           Gerald H. Pastor, Trustee, Gerald H. Pastor
    Title:    Chairman               Profit Sharing Plan & Trust



ALLEGIANCE INSURANCE MANAGERS,        /s/ Robert McLucas
LTD.                                 Robert McLucas



By  /s/ Gerald H. Pastor              /s/ Loretta St. George
    Name:  Gerald H. Pastor          Loretta St. George
    Title: President & CEO


                                      /s/ Kathleen Wilson
                                     Kathleen Wilson



                                      /s/ Heidi Savino
                                     Heidi Savino



                                      /s/ Hank Youngerman
                                     Hank Youngerman



                                      /s/ Brigitte Worgaftik
                                     Brigitte Worgaftik



                                      /s/ Robert Worgaftik
                                     Robert Worgaftik



                                      /s/ Steven Pastor
                                     Steven Pastor



